(e)(1)

AMENDED AND RESTATED

UNDERWRITING AGREEMENT FOR

ING MAYFLOWER TRUST

ING INTERNATIONAL VALUE FUND

AGREEMENT made and entered into by and between ING MAYFLOWER TRUST, a Massachusetts business trust (the “Trust”) on behalf of ING INTERNATIONAL VALUE FUND and any future Series (each a “Fund”), and ING INVESTMENTS DISTRIBUTOR, LLC (formerly, ING FUNDS DISTRIBUTOR, LLC), a Delaware limited liability company (the “Underwriter”), on this 1st day of September, 2000, as amended and restated May 9, 2001, August 7, 2001 and May 19, 2011.

1.                                       Each Fund hereby appoints the Underwriter as its exclusive agent to promote the sale and to arrange for the sale of shares of beneficial interest of each class of the Fund, including both unissued shares and treasury shares, through broker-dealers or otherwise, in all parts of the United States and elsewhere throughout the world.  Each Fund agrees to sell and deliver its shares of each class, upon the terms hereinafter set forth, as long as it has unissued and/or treasury shares available for sale.

(a)                                  Each Fund hereby authorizes the Underwriter, subject to applicable law and the Trust’s Declaration (the “Declaration”), to accept, for the respective account of each Fund, orders for the purchase of its shares, satisfactory to the Underwriter, as of the time of receipt of such orders by the dealer or as otherwise described in the Prospectus of the Trust.

(b)                                 The public offering price of the shares of each Fund shall be the net asset value per share (as determined by each Fund) of the outstanding shares of each Fund.  The net asset value shall be regularly determined on every business day as of the time of the regular closing of the New York Stock Exchange (“NYSE”) and the public offering price based upon such net asset value shall become effective as set forth from time to time in the Trust’s Prospectus; such net asset value shall also be regularly determined, and the public offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the National Association of Securities Dealers, Inc. (“NASD”) or of the Securities and Exchange Commission (“SEC”).  Each Fund shall furnish daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of its shares.

(c)                                  Class A Shares

(i)                                     The public offering price of Class A shares shall be equal to the net asset value, as described above, plus a commission to be fixed from time to time by the Underwriter not to exceed 6% of the public offering price, except that such price per share may be adjusted to the nearest cent.  The Underwriter may fix quantity discounts and other similar terms not inconsistent with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”).  The Underwriter shall not impose any commission, permit any quantity discounts or impose any other similar terms in connection with the sale of Class A shares of each Fund except as disclosed in the Prospectus of the Trust.

(ii)                                  The Underwriter shall be entitled to deduct a commission on all Class A shares sold equal to the difference between the public offering price and the net asset value on which such price is based.  If any such commission is received by a Fund, it will pay the commission to the Underwriter.  Out of such commission, the Underwriter may allow to dealers such concessions as the Underwriter may determine from time to time.  Notwithstanding anything in the Agreement, sales may be made at net asset value as provided in the Trust’s Prospectus.

(d)                                 Class B Shares

(i)                                     In consideration of the Underwriter’s services as principal underwriter of each Fund’s Class B shares pursuant to this Agreement and in accordance with the provisions of the Trust’s Amended and Restated Distribution and Service Plan (the “Plan”) in respect of such shares, each Fund agrees:  (I) to pay to the Underwriter or, at the Underwriter’s direction, to a third party, monthly in arrears on or prior to the 5th business day of the following calendar month (A) a service fee (the “Service Fee”) equal to 0.25 of 1% per annum of the average daily net asset value of the Class B shares of the Fund outstanding from time to time, and (B) the Underwriter’s “Allocable Portion” (as hereinafter defined) of a fee (the “Distribution Fee”) equal to 0.75 of 1% per annum of the average daily net asset value of the Class B shares of the Fund outstanding from time to time, and (II) to withhold from redemption proceeds in respect of Class B shares of the Fund the Underwriter’s Allocable Portion of the Contingent Deferred Sales Charges (“CDSCs”) payable in respect of such redemption as provided in the Prospectus of the Fund and to pay the same over to the Underwriter or, at the Underwriter’s direction, to a third party, at the time the redemption proceeds in respect of such redemption are payable to the holder of the Class B shares redeemed.

(ii)                                  The Underwriter will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B shares of each Fund upon the settlement date of each sale of a “Commission Share” (as defined in the Allocation Schedule attached hereto as Schedule A) of the Fund taken into account in determining the Underwriter’s Allocable Portion of such Distribution Fees.

(iii)                               Notwithstanding anything to the contrary set forth in this Agreement or (to the extent waiver thereof is permitted thereby) applicable law, each Fund’s obligation to pay the Underwriter’s Allocable Portion of the Distribution Fees payable in respect to the Class B shares of the Fund shall not be terminated or modified for any reason (including a termination of this Agreement) except: (a) to the extent required by a change in the 1940 Act, the rules thereunder or the Conduct Rules of the NASD, in each case enacted or promulgated after April 30, 2001, (b) on a basis which does not alter the Underwriter’s Allocable Portion of the Distribution Fees computed with reference to Commission Shares the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to the adoption of such termination or modification and with respect to

Free Shares (as defined in the Allocation Schedule) which would be attributed to such Underwriter under the Allocation Schedule with reference, or (c) in connection with a “Complete Termination” (as hereinafter defined) of the Plan.

(iv)                              Each Fund will not take any action to waive or change any CDSC in respect of the Class B shares of the Fund, except as provided in the Fund’s Prospectus or statement of additional information as in effect as of the date hereof, without the consent of the Underwriter and the permitted assigns of all or any portion of its rights to its Allocable Portion of the CDSCs.

(v)                                 Notwithstanding anything to the contrary in this Agreement, neither the termination of the Underwriter’s role as principal distributor of the Class B shares of any Fund, nor the termination of this Agreement, nor the termination of the Plan will terminate the Underwriter’s right to its Allocable Portion of the CDSCs in respect of the Class B shares of the Fund.

(vi)                              Notwithstanding anything to the contrary in this Agreement, the Underwriter may assign, sell or pledge (collectively, “Transfer”) its rights to the Service Fees and its Allocable Portion of the Distribution Fees and CDSCs (but not its obligations to any Fund under this Agreement) to raise funds to make the expenditures related to the distribution of Class B shares of each Fund and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay, or cause to be paid, to the assignee, purchaser or pledgee (collectively with their subsequent transferees, “Transferees”) such portion of the Underwriter’s Service Fees, Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B shares of each Fund so Transferred.  Except as provided in (iii) above and notwithstanding anything to the contrary set forth elsewhere in this Agreement, to the extent the Underwriter has Transferred its rights thereto to raise funds as aforesaid, each Fund’s obligation to pay the Underwriter’s Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B shares of the Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Underwriter’s right to the Distribution Fees and CDSCs in respect of the Class B shares of the Fund, which have been so Transferred in connection with such Transfer).  Each Fund agrees that each such Transferee is a third party beneficiary of the provisions of this clause (vi) but only insofar as those provisions relate to Distribution Fees and CDSCs Transferred to such Transferee.

(vii)                           For purposes of the Agreement, the term Allocable Portion of Distribution Fees and CDSCs payable in respect of the Class B shares of any Fund shall mean the portion of such Distribution Fees and CDSCs allocated to the Underwriter in accordance with the Allocation Schedule attached hereto as Schedule A.

(viii)                        For purposes of this Agreement, the term “Complete Termination” of the Plan in respect of any Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B shares of the Fund, and the termination of the Plan and the complete cessation of the payment of distribution fees pursuant to any other distribution plan pursuant to Rule 12b-1 under the 1940 Act in respect of the Class B shares of the Fund and any successor fund or any fund acquiring a substantial portion of the assets of the Fund and for every future class of shares which has substantially similar characteristics to the Class B shares of the Fund taking into account the manner of payment and amount of sales charge, CDSC or other similar charges borne directly or indirectly by the holders of such shares; provided that (a) the Trustees of the Trust, including the independent Trustees of the Trust, shall have determined that such termination is in the best interest of the Fund and the shareholders of the Fund, and (b) such termination does not alter the CDSC as in effect at the time of such termination applicable to Commission Shares of the Fund, the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to such termination.

(ix)                                The underwriter may reallow any or all of the Distribution and Service Fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriters may from time to time determine.

(x)                                   The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSCs not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class B shares except as disclosed in the Prospectus of the Trust.

(e)                                  Class C Shares

(i)                                     As compensation for providing services under this Agreement, (A) the Underwriter shall receive from each Fund distribution and service fees under the terms and conditions set forth in the Plan for each Fund adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose, and (B) the Underwriter shall receive from each Fund all CDSCs applied on redemption of Class C shares of such Fund.  Whether and to what extent a CDSC will be imposed with respect to a redemption shall be determined in accordance with, and in a manner set forth in, the Trust’s Prospectus.

(ii)                                  The Underwriter may reallow any or all of the distribution and service fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(iii)                               The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSC not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class C shares except as disclosed in the Prospectus of the Trust.

(f)                                    Class R Shares

(i)                                     As compensation for providing services under this Agreement, the Underwriter shall receive from each Fund distribution and service fees under the terms and conditions set forth in the Plan for the Funds adopted under Rule 12b-1 under the 1940 Act, as that

Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose.

(ii)                                  The Underwriter may reallow any or all of the distribution and service fees which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(g)      Class T Shares

(i)                                     The public offering price of Class T shares shall be based on the net asset value per share (as determined by each Fund) of the outstanding Class T shares of the Fund.  The net asset value of Class T shares shall be regularly determined on every business day as of the time of the regular closing of the NYSE and the offering price based upon such net asset value shall become effective as set forth from time to time in the Trust’s Prospectus; such net asset value shall also be regularly determined, and the offering price based thereon shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the NASD or SEC.  Each Fund shall furnish daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of its Class T shares (if any).

(ii)                                  As compensation for providing services under this Agreement, (A) the Underwriter shall receive from each Fund distribution and service fees under the terms and conditions set forth in the Plan for each Fund adopted under Rule 12b-1 under the 1940 Act, as that Plan may be amended from time to time and subject to any further limitation on such fees as the Trustees may impose, and (B) the Underwriter shall receive from each Fund all CDSCs applied on redemption of Class T shares of such Fund.  Whether and to what extent a CDSC will be imposed with respect to a redemption shall be determined in accordance with, and in a manner set forth in, the Trust’s Prospectus.

(iii)                               The Underwriter may reallow any or all of the distribution and services fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(iv)                              The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSC not inconsistent with the provisions of the 1940 Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class T shares except as disclosed in the Prospectus of the Trust.

2.                                       The Underwriter agrees to devote reasonable time and effort to enlist investment dealers to sell shares of each class of each Fund and otherwise promote the sale and distribution and act as Underwriter for the sale and distribution of the shares of each class of each Fund as such arrangements may profitably be made; but so long as its does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other funds and to engage in other activities.  Each Fund reserves the right to issue shares of each class in connection with any merger or consolidation of a Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(d) of the 1940 Act.

3.                                       To the extent a Fund shall offer (as set forth in the Trust’s Prospectus) to provide physical certificates evidencing ownership of a class of shares, upon receipt by a Fund at its principal place of business of a written order from the Underwriter, together with delivery instructions, the Fund shall, as promptly as practicable, cause certificates for the class of shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Underwriter, against payment therefor in such manner as may be acceptable to the Fund.

4.                                       All sales literature and advertisements used by the Underwriter in connection with sales of the shares of each Fund shall be subject to the approval of the respective Fund to which such literature relates.  Each Fund authorizes the Underwriter in connection with the sale or arranging for the sale of its shares to give only such information and to make only such statements or representations as are contained in the Prospectus or in sales literature or advertisements approved by each respective Fund or in such financial statements and reports as are furnished to the Underwriter pursuant to paragraph 6 below.  The Funds shall not be responsible in any way for any information, statements or representations given or made by the Underwriter or its representatives or agents other than such information, statements and representations.

5.                                       The Underwriter, as agent of each Fund, is authorized, subject to the direction of each Fund, to accept shares of each class for redemption at prices not in excess of their net asset value, determined as prescribed in the Prospectus of the Trust.  Each respective Fund shall reimburse the Underwriter monthly for its out-of-pocket expenses reasonably incurred on behalf of each Fund in carrying out the foregoing authorization, but the Underwriter shall not be entitled to any commissions or other compensation in respect to such redemptions.  The Underwriter shall report all redemptions promptly to the respective Funds.

6.                                       The Trust, on behalf of each Fund, shall keep the Underwriter fully informed with regard to it’s affairs, shall furnish the Underwriter with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants and with such reasonable number of printed copies of each annual and other periodic reports of each Fund as the Underwriter may request, and shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of its shares of each class of shares of the Fund and in the performance by the Underwriter of all its duties under this Agreement.

7.                                       Each Fund will pay or cause to be paid expenses (including counsel fees and disbursements) of any registration of each class of shares of beneficial interest under, but not limited to, federal, state or other regulatory authority, fees of filing periodic reports with regulatory bodies and of preparing, setting in type and printing the Prospectus and any amendments thereto prepared for use in connection with the offering of shares of each class of the Fund, for fees and expenses incident to the issuance of shares of beneficial interest of each class, such as the cost of stock certificates (if offered), issuance taxes, fees of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to shareholders’ accounts, dividend disbursing agents’ costs, including the cost for preparing and mailing notices confirming shares acquired by shareholders pursuant to the reinvestment of dividends and distributions, and the mailing to shareholders of prospectuses, and notices and reports as may be required from time to time by regulatory bodies or for such other purposes, except for purposes of sales by the Underwriter as outlined in paragraph 8 hereof.

8.                                       The Underwriter shall pay all of its own costs and expenses (other than expenses and costs heretofore deemed payable by the Funds and other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including (a) expenses of printing copies of the Prospectus to be used in connection with the sale of shares of each class of each Fund at printer’s overrun costs; (b) expenses of printing and distributing or disseminating any other literature, advertising or selling aids in connection with the offering of shares of each class for sale (however, the expenses referred to in (a) and (b) do not include expenses incurred in connection with the preparation, printing and distribution of the Prospectus or any report or other communication to shareholders, to the extent that such expenses are necessarily incurred to effect compliance by each Fund with any federal or state law or other regulatory bodies); and (c) expenses of advertising in connection with such offering; provided, however, that the Underwriter shall not be required to pay for any such expenses to the extent that they are paid pursuant to a Fund’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

9.                                       Each Fund agrees to register, from time to time as necessary, additional shares of beneficial interest of each class with the SEC, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement (as hereinafter defined) or Prospectus or that their may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As used in this Agreement, the term “Registration Statement” shall mean the Registration Statement most recently filed by the Trust with the SEC and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended from time to time, and the term “Prospectus” shall mean the most recent form of prospectus authorized by the Trust for use by the Underwriter and by dealers.

10.                                 This Agreement may be terminated at any time on not more than 60 days’ written notice, without payment of a penalty, by the Underwriter, by vote of a majority of the class of outstanding voting securities, as that term is defined in the 1940 Act, of each respective Fund or by vote of a majority of the Trustees, acting separately on behalf of each Fund, who are not “interested persons” of the Funds and who have no direct or indirect financial interest in the operation of the Plan or in any agreements.

11.                                 This Agreement shall terminate automatically in the event of its Assignment (as hereinafter defined).  The term “Assignment” for this purpose shall have the meaning defined in Section 2(a)(4) of the 1940 Act.  With regards to Class T shares, this Agreement shall also terminate automatically when Class T shares no longer exist.

12.                                 This Agreement has been approved by the Trustees of the Trust on behalf of the Funds and shall continue in effect for two years from its effective date.  Thereafter, this Agreement shall continue for successive annual periods, provided that such continuance is specifically approved annually by a majority of the Trustees who are not interested persons of the parties hereto as defined in the 1940 Act and either (a) by vote of the Trustees of the Trust or (b) by vote of a majority of the outstanding voting securities of each Fund, as defined in the 1940 Act.

13.                                 The Declaration, establishing the Trust, a copy of which together with all amendments thereto is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with affairs of the Trust, but the Trust property only shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized and to become effective as of the day and year set forth above.

ING MAYFLOWER TRUST

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

ING INVESTMENTS DISTRIBUTOR, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President